UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 14, 2020

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom
(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2020, Nielsen Holdings plc (the “Company”) announced that Mr. David Rawlinson was appointed Chief Executive Officer, Nielsen Connect, effective February 3, 2020. Mr. Rawlinson has served on the Board of Directors of the Company (the “Board”) and Audit Committee of the Board since February 2017. In connection with Mr. Rawlinson’s appointment, he has resigned from the Audit Committee of the Board.

Mr. Rawlinson, age 43, is currently the Senior Vice President and President of the Global Online Business at W.W. Grainger, Inc. (“Grainger”), a position he has held since November 2015. Mr. Rawlinson joined Grainger in July of 2012 and previously served as the Vice President of Operations for the Global Online Business, and prior to that, Vice President, Deputy General Counsel and Corporate Secretary of Grainger. Mr. Rawlinson also serves on the Board of Directors of MonotaRO Co., Ltd, a position he has held since March 2015. Prior to Grainger, Mr. Rawlinson worked for ITT Corp. (later “ITT Exelis” as the result of a spin-off), from November 2009 until July 2012, most recently as Vice President, General Counsel and Director of Corporate Responsibility of the Electronic Systems division. Prior to ITT Exelis, Mr. Rawlinson served as a White House Fellow and in appointed positions for the George W. Bush and Obama Administrations. In the Bush Administration, Mr. Rawlinson was a leader of the outgoing transition. In the Obama Administration, he served as Senior Advisor for Economic Policy at the White House National Economic Council.

Pursuant to the terms of an offer letter dated December 29, 2020 (the “Rawlinson Offer Letter”), Mr. Rawlinson’s annual base salary will be $900,000 and will increase to $1,000,000 effective January 1, 2021 or upon the separation or other similar disposition of the Connect business from the Company, whichever is sooner. His incentive opportunity under the Company’s Annual Incentive Plan is set at $1,250,000 and will increase to $1,500,000 effective January 1, 2021 or upon separation or other similar disposition of the Connect Business from the Company, whichever is sooner.

The Rawlinson Offer Letter also provides that Mr. Rawlinson will be eligible to receive grants of long-term incentive awards, subject to Compensation Committee approval, consisting of (i) a grant in February 2020 of performance-based restricted stock units (“PRSUs”) under the Company’s Long-Term Performance Plan (“LTPP”) having a fair market value of $3.6 million, which are expected to vest at the end of a three-year performance period commencing January 1, 2020 depending upon the achievement of certain performance goals and (ii) a grant in February 2020 of restricted stock units (“RSUs”) having a fair market value of $2.4 million, which will vest in four equal annual installments commencing on the first anniversary of the grant date, subject, in each case, to Mr. Rawlinson’s active employment through the applicable vesting dates. Effective January 1, 2021 or upon the separation or other similar disposition of the Connect business from the Company, whichever is sooner, the grant value of the annual PRSU award for which Mr. Rawlinson is eligible will increase to $4.2 million and the grant value of the annual RSU award for which Mr. Rawlinson is eligible will increase to $2.8 million.

Pursuant to the Rawlinson Offer Letter, Mr. Rawlinson is also eligible to receive (1) one-time make-whole payments with an aggregate value of $595,000 to compensate him for the loss of his annual incentive award at his former employer and his award under his former employer’s Profit Sharing Plan, subject to continued employment through the applicable payment date and subject to repayment if he resigns voluntarily or without good reason or is terminated for cause within one year of receiving the payment, and (2) a one-time award of time-based RSUs to compensate Mr. Rawlinson for the loss of his unvested stock awards at his former employer which will have a grant date fair market value of $1.67 million and will vest in three installments: 55% on April 30, 2020, 30% on April 30, 2021 and 15% on April 30, 2022, provided he is an employee of the Company on the vesting date.

In addition, on January 14, 2020, the Company also announced that Linda Zukauckas was appointed Chief Financial Officer of the Company, effective February 3, 2020.

Ms. Zukauckas, age 58, is a member of the Board of Directors of MTS Systems Corporation where she is on the Audit and the Governance & Nominating committees. Ms. Zukauckas is currently the Executive Vice President and Deputy Chief Financial Officer for American Express since February 2018. She had previously served as EVP/Controller and Chief Accounting Officer of American Express since November 2011. From 2000 to 2011, Ms. Zukauckas held various senior finance roles at Ally Financial, including strategy/M&A, divisional CFO, head of corporate planning, global controller and global auditor. From 1997 to 2000, Ms. Zukauckas held various positions at Deutsche Bank, where she rose to the position of chief auditor for the Global Investment Bank. She began her career with PricewaterhouseCoopers LLP in 1984 and held progressive leadership roles there. Pursuant to the terms of an offer letter dated January 10, 2020 (the “Zukauckas Offer Letter”), Ms. Zukauckas’s annual base salary will be $800,000. Her incentive opportunity under the Company’s Annual Incentive Plan is set at $900,000. The Zukauckas Offer Letter also provides that Ms. Zukauckas will receive grants of long-term incentive awards, subject to Compensation Committee approval, consisting of (1) a grant as soon as practicable of PRSUs under the LTPP having a fair market value of $1.65 million, which are expected to vest at the end of a three-year performance period commencing January 1, 2020 depending upon the achievement of certain performance goals and (2) a grant as soon as practicable of RSUs having a fair market value of $1,100,000, which will vest in four equal annual installments commencing on the first anniversary of the grant date, subject, in each case, to Ms. Zukauckas’s active employment through the applicable vesting dates.

Pursuant to the Zukauckas Offer Letter, Ms. Zukauckas is also eligible to receive (1) a one-time make-whole payment with an aggregate value of $1,000,000 to compensate her for the loss of her annual incentive award at her former employer, which is subject to continued employment through the applicable payment date and repayment if she resigns voluntarily or without good reason or is terminated for cause within one year of receiving the payment; (2) a one-time award of time-based RSUs to compensate her for the loss of her unvested equity awards at her former employer which will have a grant date fair value of $3,600,000 and will vest in three installments as follows: 40% on April 30, 2020, 30% on April 30, 2021 and 30% on April 30, 2022, provided that she is employed by the Company on the vesting date and (3) a one-time new-hire equity award of 100,000 performance stock options (“PSOs”) which will have a seven year term.

Each of the the PSRUs, RSUs and PSOs granted to Mr. Rawlinson and Ms. Zukauckas, as applicable, will be subject to the terms and conditions of the 2019 Nielsen Stock Incentive Plan and the applicable award agreements and will have termination provisions that are generally consistent with the Company’s prior equity grants to executive officers.

Each of Mr. Rawlinson and Ms. Zukauckas will be eligible to participate in the Company’s U.S. Severance Policy for Section 16 Officers and Senior Executives and will be subject to applicable requirements in accordance with the Company’s share ownership guidelines.

There are no arrangements or understandings between Mr. Rawlinson and any other persons pursuant to which Mr. Rawlinson was selected as Chief Executive Officer, Nielsen Connect, or between Ms. Zukauckas and any other persons pursuant to which Ms. Zukauckas was selected as Chief Financial Officer. Neither Mr. Rawlinson nor Ms. Zukauckas has any family relationship with any director or executive officer of the Company and neither Mr. Rawlinson nor Ms. Zukauckas has any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company’s press release dated January 14, 2020, concerning the appointments of Mr. Rawlinson and Ms. Zukauckas is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 14, 2020, pertaining to the appointments of Mr. Rawlinson and Ms. Zukauckas

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary